UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)               June 2, 1998
--------------------------------------------------------------------------------




                            EQUITABLE RESOURCES, INC.
             (Exact name of registrant as specified in its charter)




         PENNSYLVANIA                   1-3551                25-0464690
(State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)              File Number)         Identification No.)




420 Boulevard of the Allies, Pittsburgh, Pennsylvania                 15219
     (Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code            (412) 261-3000
                                                   -----------------------------



                                      NONE
          (Former name or former address, if changed since last report)

Item 5.        Other Events

A jury verdict was rendered on May 29, 1998, in the 160th District Court, Dallas County, Texas, in the case of U.S. Gas Transportation, Inc. against the former Equitable Resources Marketing Company (ERMC), a subsidiary of the registrant, Equitable Resources, Inc. (ERI). The dispute involves an alleged 1996 gas supply arrangement. The judge, in the near future, will determine what part, if any, of the verdict to incorporate in a judgment. ERI believes the verdict, in the amount of $4.4 million, is not supported by the law or the evidence presented during the trial and intends to move for a judgment in its favor. Management believes the ultimate disposition of the matter will not have a material impact on financial statements.





                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                                  EQUITABLE RESOURCES, INC.
                                                        (Registrant)


                                      By        /s/ Johanna G. O'Loughlin
                                                    Johanna G. O'Loughlin
                                             Vice President and General Counsel




June 2, 1998